                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Check the appropriate box:
[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

         Brauvin High Yield Fund L.P., a Delaware limited partnership
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                 Ben O. Carrol
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[x] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applied:

          ---------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                                                           PRELIMINARY MATERIALS
                                                           ---------------------
                                 BEN O. CARROL
                              c/o The Mills Firm
                              300 Drake's Landing
                                   Suite 155
                          Greenbrae, California 94904
                           Telephone:  415-464-4770
                              Fax:  415-464-4777



                            SOLICITATION STATEMENT


              Relating to the Special Meeting of Limited Partners
                       of Brauvin High Yield Fund, L.P.
                             Held October 9, 1996

                                 INTRODUCTION

     This Solicitation Statement and the enclosed Cancellation of Revocation are being first mailed to the beneficial owners ("Limited Partners") of the limited partnership interests ("Units") of Brauvin High Yield Fund, L.P., a Delaware limited partnership (the "Partnership"), on or about October __, 1996 by the undersigned Limited Partner (the "Dissenting Partner") regarding the revocation of proxies that may have been granted to the Corporate General Partners of the Partnership, or its designees, for use at a special meeting of the Limited Partners (the "Special Meeting") held at the offices of the Partnership, 150 South Wacker Drive, Chicago, Illinois 60606, on Wednesday, October 9, 1996, at 1:00 p.m., Chicago Time. [At that meeting, the matters presented for vote were not passed by the Limited Partners.]

     On September 27, 1996, on behalf of the Dissenting Partner, our counsel, The Mills Firm, sent a letter requesting that you revoke proxies that you may have granted to the Corporate General Partners of our Partnership regarding proposals (the "Proposals") to (i) merge the Partnership with Brauvin Real Estate Funds, LLC, a Delaware limited liability company ("Purchaser") and (ii) adopt an amendment to the Partnership's Partnership Agreement to permit a majority vote of the Limited Partners to determine the outcome of the merger without the vote of the General Partners ("September 27 Letter"). A number of Limited Partners responded favorably to the September 27 Letter and sent in revocations ("REVOCATIONS") as requested. The exact number of REVOCATIONS that were sent in is not known to the Dissenting Partner.

      The Corporate General Partners and the Securities and Exchange Commission ("SEC") have questioned whether the September 27 Letter complies with the SEC's rules regarding vote solicitations sent to investors in publicly-held entities. This Solicitation Statement supersedes the September 27 Letter.

      The purpose of this Solicitation Statement is twofold: first, to urge Limited Partners not to cancel REVOCATIONS which have already been submitted to the Corporate General Partners merely because the September 27 Letter may not have been in compliance with the SEC's rules for such solicitations; and second, to also give Limited Partners a chance to cancel REVOCATIONS submitted in response to the September 27 Letter, if, after reading this document which was processed in accordance with SEC rules prior to its mailing, they deem such cancellation appropriate. The effect of such cancellation of REVOCATION will be a vote in favor of the Proposals. The Dissenting Partner has commenced class action litigation against the Corporate General Partners and the Purchaser in the United States District Court, Northern District of Illinois, Eastern Division, for breach of fiduciary duty(the "Class Action Lawsuit"). For the reasons described in the next captioned section of this Solicitation Statement, the Dissenting Partner STRONGLY URGES ALL LIMITED PARTNERS WHO HAVE REVOKED PREVIOUSLY SUBMITTED PROXIES NOT TO CANCEL SUCH REVOCATIONS.
                             ---

                    REASONS TO VOTE AGAINST THE "PROPOSALS"


Conflicts of Interest
---------------------

     The General Partners which are recommending the Proposals, Mr. Jerome J. Brault and Brauvin Realty Advisors, Inc. (collectively, the "Corporate General Partners"), will control the entity into which the Partnership will be merged as described in the first Proposal. Neither the Corporate General Partners nor the Partnership have taken additional steps necessary to support the price being paid to the Limited Partners or, indeed, to obtain a higher price for Limited Partners, such as attempting to market the property to third parties or subjecting the property to an auction procedure. Clearly, the Corporate General Partners want the properties for themselves, creating the ultimate conflict of interest. General partners of limited partnerships are obligated to exercise the highest standard of care in connection with transactions entered into by the particularly in connection with related party transactions and self-dealing. Mere disclosure of self-dealing is not adequate. Thus, a vote against the merger Proposal would obtain time during which to test alternative means for determining the true value of the property and the Units in unrelated third party transactions and procedures.

     In addition, after the merger is completed, any significant increase in the value of the Partnership's properties would inure totally to the benefit of the Corporate General Partners. This possibility should be considered in deciding how to vote. You may want to continue to share in the potential appreciation. Leaving in place a REVOCATION of any proxies approving the Proposals will allow you to continue as ultimate "owners" of the properties.

The Valuation Process
---------------------

     The Corporate General Partners have obtained an appraisal from Cushman & Wakefield which is based on one recommended method of appraising properties. It does not take into account other property valuation methods, and the valuation is not to be tested against the market. In addition, Cushman & Wakefield was asked to render a financial "fairness" opinion with respect to the transaction contemplated by the Proposals as a whole. Having already valued the Partnership's assets, being asked to opine on the financial fairness of the transaction to the Limited Partners placed that firm in a rather untenable conflict position. It would have been more traditional, and provided more comfort to the Limited Partners, had a reputable independent investment banking firm been engaged to evaluate the overall transaction and render the fairness opinion.

     Leaving in place a REVOCATION of your vote for the Proposals would allow for the process of obtaining a more complete appraisal and a wholly independent fairness opinion.

Failure of Recommendation by Independent General Partners
---------------------------------------------------------

     In the proxy material prepared by the Corporate General Partners and distributed to you, disclosure is made that two of the individual General Partners who are not related to Mr. Brault or Brauvin Realty Advisors, Inc., Cezar M. Froelich and David M. Strosberg (the "Independent

General Partners"), are not recommending the Proposals "since they believe that the most advantageous methodology for a fair price for the assets would be to seek third-party offers through an arm's-length bidding process." In fact, as also disclosed in the proxy material, both Independent General Partners have announced their respective intention to resign as a General Partner of the Partnership. It is clear from the positions taken by the Independent General Partners that the second of the Proposals, namely the amendment to the Partnership Agreement permitting the merger without the consent of the General Partners, is a bold self-serving tactic to avoid a result which, because of the announced positions of the Independent General Partners, would negate the possibility of a successful merger on the terms proposed. Thus, the affiliated Corporate General Partners are asking for your consent to eliminate the necessity for the exercise of judgment on the part of the Independent General Partners of the Partnership. Frankly, they are also asking you to override the judgment of the Independent General Partners that this is not the best course of action to be taken now. Presumably, the provision of the Partnership Agreement requiring both the approval of the Limited Partners and the General Partners to transactions such as those contemplated by the Proposals was to satisfy fiduciary obligations on the part of General Partners to Limited Partners, as well as to obtain the consent and advice of the persons most affected by and knowledgeable about the assets owned by the Partnership. This protection is clearly lost by virtue of the second Proposal.

     Leaving in place the REVOCATION of a prior "yes" vote on the second Proposal therefore, would be a confirmation that you, as Limited Partners, desire the protection originally afforded to you by the Partnership Agreement.

     CANCELLATION OF YOUR EARLIER SUBMITTED REVOCATION WILL HAVE THE EFFECT OF VOTING "YES" FOR THE PROPOSALS. YOU ARE URGED NOT TO CANCEL YOUR REVOCATION.UP
                                              ---

                     INFORMATION ABOUT DISSENTING PARTNER

          The Dissenting Partner is Ben O. Carrol of Albany, Georgia. He is retired and holds 10 Units of the Partnership. Mr. Carrol has been certified as class representative for the Limited Partners of the Partnership in the above described Class Action Lawsuit. His only interest in the Proposals is to see that the value of the Units is maximized by the General Partners of the Partnership in any transaction, or series of transactions, in which the Partnership properties are disposed of.

                     INFORMATION CONCERNING THE MILLS FIRM

     The Mills Firm is a law firm located in Greenbrae, California. It is acting as counsel for the Dissenting Partner. The Mills Firm will derive fees from representing the Dissenting Partner, who has been certified as a class representative for other Limited Partners in the Class Action Lawsuit. As a part of its engagement with the Dissenting Partner, The Mills Firm agreed to bear the costs of the preparation and dissemination of this Solicitation Statement and the September 27 Letter. Except for legal fees to be derived from such representation, The Mills Firm has no other interest in transactions described by the Proposals. The Mills Firm has no interest in the outcome of the vote being sought by the Corporate General Partners.


                                    GENERAL

     The REVOCATION was solicited by and on behalf the Dissenting Partner. The Dissenting Partner encourages you not to revoke it. Solicitation will be made by mail.

     Each Unit is entitled to one vote. A majority of the Units must be voted in favor of the Proposals for them to be approved. Revocation of a "yes" vote, as well as failure to vote affirmatively, is effectively a "NO" vote. The effect of a cancellation of a REVOCATION will be a "yes" vote for the Proposals. Even though received by the Corporate General Partners after the Special Meeting, cancellation of a REVOCATION could have the effect of re-opening the vote counting process with the possible result of the Proposals being deemed approved.

     Any Limited Partner submitting the accompanying Cancellation of Revocation has the right to revoke it by notifying the Corporate General Partners of the Company in writing at any time prior to any duly authorized re-count of the voting at the Special Meeting.



                         ---------------------------------
                              "Dissenting Partner"

                       SPECIAL MEETING - OCTOBER 9, 1996

          THE REVOCATION OF YOUR APPROVAL VOTE IS EXTREMELY IMPORTANT

                   YOU ARE STRONGLY URGED NOT TO CANCEL IT.



1. If you wish to cancel a Revocation previously submitted in response to the September 27 Letter, you must submit the enclosed Cancellation of Revocation on or before October__, 1996.

4. If your Units are held for you in "street name" by a bank or broker, the bank or broker may not cancel your Revocation without your instruction. Call your bank or broker and instruct your representative to cancel your earlier submitted Revocation.

5. If you have any questions or require any additional information concerning this Solicitation Statement, please contact:

                                The Mills Firm
                              300 Drake's Landing
                                   Suite 155
                          Greenbrae, California 94904
                           Telephone:  415-464-4770
                              Fax:  415-464-4777

                          CANCELLATION OF REVOCATION

IF YOU WISH TO CANCEL AN EARLIER SUBMITTED REVOCATION OF PROXY,  SIGN, DATE AND
-------------------------------------------------------------------------------
RETURN THIS DOCUMENT PROMPTLY TO:  The Herman Group, Inc., 2121 San Jacinto
---------------------------------
Street, 26th Floor, Dallas, Texas 75201;  Fax nos. 214-999-9323 or 214-999-9348.
If you have any questions, please call 415-464-4770.

To:  The Herman Group, Inc.
     2121 San Jacinto Street
     26th Floor
     Dallas, Texas 75201

     This shall advise you that I hereby cancel my earlier submitted Revocation of Proxy relating to actions proposed to be taken at a Special Meeting of the Partnership called by the General Partners in a notice and proxy statement dated August 23, 1996. This cancellation of revocation shall apply to the following limited partnership:

                         Brauvin High Yield Fund, L.P.

Dated:              , 1996
      --------------
[This document must be dated to be valid]
               ----



----------------------------------       ---------------------------------------
Signature of Limited Partner             Signature of Joint Holder (if any)



----------------------------------       ---------------------------------------
Print Name

                                         ---------------------------------------


----------------------------------       ---------------------------------------
Title                                         Address

Please sign exactly as name appeared on your earlier proxy. When interests are held by joint tenants, both should sign. When signed as an attorney, as executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.